Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER
2010 RESULTS
TEMPE, Ariz. — May 5, 2010 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter ended March 31, 2010.
First Quarter Highlights
•	Net sales for the first quarter of 2010 increased 10% to $1.05 billion.

•	Gross profit for the first quarter of 2010 increased 10% to $145.0 million.

•	Net earnings for the first quarter of 2010 of $9.2 million.

•	Diluted earnings per share for the first quarter of 2010 of $0.20.

•	Paid down the Company’s revolving credit facilities by $67.0 million during the first quarter of 2010.
“We are pleased with our financial performance in the first quarter, which resulted from better than expected sales and gross margin performance in North America across a leaner cost structure and in-line performance in our EMEA and Asia Pacific segments,” stated Ken Lamneck, President and Chief Executive Officer.
SEGMENT OVERVIEW
In North America, net sales were $688.3 million for the first quarter of 2010, up 4% from the first quarter of 2009. Net sales of hardware increased 23% year over year, while software sales declined 22% and net sales in the services category declined 5% year to year. Gross profit was up 6% year over year at $98.9 million with gross margin increasing 30 basis points to 14.4% from 14.1% in the prior year quarter. Selling and administrative expenses in North America in the first quarter of 2010 were down $10.2 million, or 11% compared to the first quarter of 2009. Selling and administrative expenses in the first quarter of 2010 include approximately $497,000 of professional fees and costs associated with the restatement remediation and ongoing litigation. Comparatively, selling and administrative expenses in the first quarter of 2009 included an aggregate of $8.2 million of charges related to the North America portion of the termination of an equity-based incentive compensation plan and professional fees and costs associated with the trade credits investigation and restatement quantification. The North America segment did not have any severance and restructuring charges during the first quarter of 2010, compared to $5.9 million in severance and restructuring charges recorded during the first quarter of 2009. As a result, earnings from operations in North America were $14.1 million in the first quarter of 2010, compared to a loss from operations of $7.9 million in the first quarter of 2009.

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958
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Insight Q1 2010 Results, Page 2	May 5, 2010
The Company’s EMEA operating segment reported net sales of $317.3 million for the first quarter of 2010, up 17% in U.S. dollars compared to the first quarter of 2009. Excluding the effects of foreign currency movements, net sales were up 10%. Net sales of hardware grew 30% year over year, software sales increased 10% and services sales grew by 24% compared to the first quarter of last year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware sales increased 20%, software sales increased 4% and services sales increased 17% year over year. Gross profit was up 15% in U.S. dollars, 8% excluding the effects of foreign currency movements, while gross margin decreased to 13.0% for the first quarter of 2010 from 13.3% in the prior year quarter. Selling and administrative expenses in EMEA in the first quarter of 2010 were up 10%, or $3.5 million, compared to the first quarter of 2009 in U.S. dollars and, excluding the effects of foreign currency movements, were up $1.3 million or 3% year over year. The prior year quarter selling and administrative expenses included $1.4 million of charges related to the EMEA portion of the termination of an equity-based incentive compensation plan. EMEA also recorded $71,000 in severance and restructuring expenses, net of adjustments, in the quarter ended March 31, 2010, compared to $417,000 in severance and restructuring charges recorded during the first quarter of 2009. As a result, earnings from operations in EMEA were $2.8 million in the first quarter of 2010 compared to $581,000 in the first quarter of 2009.
The Company’s APAC operating segment reported net sales of $43.8 million for the first quarter of 2010, up 115% from the first quarter of 2009 in U.S. dollars, 71% excluding the effects of foreign currency movements. Gross profit was $4.8 million, an increase of 71% year over year in U.S. dollars, 36% excluding the effects of foreign currency movements, while gross margin decreased to 11.0% for the first quarter of 2010 from 13.9% in the prior year quarter. Selling and administrative expenses in APAC increased 34% year over year in U.S. dollars, 5% excluding the effects of foreign currency movements. As a result, earnings from operations in APAC were $388,000 in the first quarter of 2010, compared to a loss from operations of $576,000 in the first quarter of 2009.
UPDATED GUIDANCE
Given the Company’s stronger than expected financial performance in the first quarter, the Company now anticipates that diluted earnings per share for the full year of 2010 will be between $1.05 and $1.15. This outlook reflects the following assumptions:
•	continued strong demand for hardware technology in North America partially offset by:
•	the full-year effect of partner program changes that were effective beginning in May of 2009;

•	a decline in sales of services in 2010 due to the completion of a significant services engagement in 2009 that is not currently expected to be replaced fully in 2010; and

•	an effective tax rate of approximately 36% - 39% for 2010, up from 26% in 2009.
This outlook does not include the impact of any severance and restructuring expenses or expenses associated with the restatement of the Company’s financial statements or related litigation.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss first quarter 2010 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-800-706-7748 if located in the U.S., 617-614-3473 for international callers, and enter the access code 10105640.

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958
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Insight Q1 2010 Results, Page 3	May 5, 2010
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended March 31,
			%
	2010	2009	change
Insight Enterprises, Inc.
Net sales	$1,049,380	$951,160	10%
Gross profit	$145,045	$131,771	10%
Earnings (loss) from operations	$17,263	$(7,919)	318%
Net earnings (loss)	$9,165	$(6,797)	235%
Diluted EPS	$0.20	$(0.15)	233%

North America
Net sales	$688,294	$660,101	4%
Gross profit	$98,947	$93,042	6%
Earnings (loss) from operations	$14,084	$(7,924)	278%

EMEA
Net sales	$317,293	$270,725	17%
Gross profit	$41,261	$35,904	15%
Earnings from operations	$2,791	$581	380%

APAC
Net sales	$43,793	$20,334	115%
Gross profit	$4,837	$2,825	71%
Earnings (loss) from operations	$388	$(576)	167%

	North America			EMEA			APAC
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31,			March 31,			March 31,
			%			%			%
Sales Mix	2010	2009	change*	2010	2009	change*	2010	2009	change*
Hardware	66%	56%	23%	39%	35%	30%	—	—	—
Software	27%	36%	(22%)	60%	64%	10%	99%	98%	118%
Services	7%	8%	(5%)	1%	1%	24%	1%	2%	7%

	100%	100%	4%	100%	100%	17%	100%	100%	115%

*	Represents growth/decline in category net sales on a dollar basis.

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958
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Insight Q1 2010 Results, Page 4	May 5, 2010
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s estimated diluted earnings per share for 2010, the Company’s effective tax rate for 2010 and assumptions related to demand for hardware technology in North America and expectations of a decline in sales of services in 2010 due to the non-recurrence of a significant services engagement, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009:
•	the Company’s reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	changes in the information technology industry and/or rapid changes in product standards;

•	general economic conditions, including concerns regarding the Company’s ability to collect its accounts receivable and credit constraints;

•	disruptions in the Company’s information technology systems and voice and data networks, including its system upgrade and the migration of acquired businesses to its information technology systems and voice and data networks;

•	actions of the Company’s competitors, including manufacturers and publishers of products it sells;

•	stockholder litigation and regulatory proceedings related to the restatement of the Company’s consolidated financial statements;

•	increased debt and interest expense and lower availability on the Company’s financing facilities and changes in the overall capital markets that could increase its borrowing costs or reduce future availability of financing;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	the variability and seasonality of the Company’s net sales and gross profit;

•	the risks associated with international operations;

•	exposure to changes in, or interpretations of, tax rules and regulations;

•	exposure to foreign currency exchange risks;

•	failure to comply with the terms and conditions of the Company’s public sector contracts;

•	the Company’s dependence on key personnel; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958
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Insight Q1 2010 Results, Page 5	May 5, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Net sales	$1,049,380	$951,160
Costs of goods sold	904,335	819,389

Gross profit	145,045	131,771
Operating expenses:
Selling and administrative expenses	127,711	133,343
Severance and restructuring expenses	71	6,347

Earnings (loss) from operations	17,263	(7,919)
Non-operating (income) expense:
Interest income	(127)	(100)
Interest expense	2,367	2,099
Net foreign currency exchange loss (gain)	209	(51)
Other expense, net	346	279

Earnings (loss) before income taxes	14,468	(10,146)
Income tax expense (benefit)	5,303	(3,349)

Net earnings (loss)	$9,165	$(6,797)

Net earnings (loss) per share:
Basic	$0.20	$(0.15)

Diluted	$0.20	$(0.15)

Shares used in per share calculations:
Basic	46,073	45,710

Diluted	46,643	45,710

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958
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Insight Q1 2010 Results, Page 6	May 5, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$85,324	$68,066
Accounts receivable, net	828,311	998,770
Inventories	81,212	82,380
Inventories not available for sale	40,619	43,036
Deferred income taxes	33,630	35,750
Other current assets	89,077	32,318

Total current assets	1,158,173	1,260,320

Property and equipment, net	144,869	150,103
Goodwill	16,474	15,829
Intangible assets, net	78,114	82,483
Deferred income taxes	77,468	78,489
Other assets	19,640	16,097

	$1,494,738	$1,603,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$687,447	$695,549
Accrued expenses and other current liabilities	176,947	212,276
Current portion of long-term debt	880	875
Deferred revenue	50,138	54,135

Total current liabilities	915,412	962,835

Long-term debt	82,127	149,349
Deferred income taxes	2,968	3,054
Other liabilities	23,813	20,509

	1,024,320	1,135,747

Stockholders’ equity:
Preferred stock	—	—
Common stock	462	460
Additional paid-in capital	372,817	372,021
Retained earnings	83,029	73,864
Accumulated other comprehensive income — foreign currency translation adjustments	14,110	21,229

Total stockholders’ equity	470,418	467,574

	$1,494,738	$1,603,321

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958
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Insight Q1 2010 Results, Page 7	May 5, 2010
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009*
Cash flows from operating activities:
Net earnings (loss)	$9,165	$(6,797)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	9,743	9,773
Provision for losses on accounts receivable	1,365	655
Write-downs of inventories	1,276	2,221
Non-cash stock-based compensation	1,214	6,091
Excess tax benefit from employee gains on stock-based compensation	(844)	—
Deferred income taxes	2,435	(1,846)
Changes in assets and liabilities:
Decrease in accounts receivable	150,052	117,169
Decrease in inventories	1,500	7,631
Increase in other current assets	(57,251)	(6,269)
Increase in other assets	(3,473)	(424)
Increase (decrease) in accounts payable	26,004	(8,705)
Decrease in deferred revenue	(1,353)	(1,500)
Decrease in accrued expenses and other liabilities	(29,796)	(16,690)

Net cash provided by operating activities	110,037	101,309

Cash flows from investing activities:
Purchases of property and equipment	(2,794)	(5,062)

Net cash used in investing activities	(2,794)	(5,062)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	206,500	307,873
Repayments on senior revolving credit facility	(273,500)	(364,873)
Borrowings on accounts receivable securitization financing facility	25,000	120,000
Repayments on accounts receivable securitization financing facility	(25,000)	(120,000)
Payments on capital lease obligation	(217)	—
Net repayments under inventory financing facility	(19,836)	(17,830)
Payment of deferred financing fees	—	(531)
Excess tax benefit from employee gains on stock-based compensation	844	—
Payment of payroll taxes on stock-based compensation through shares withheld	(1,151)	(307)

Net cash used in financing activities	(87,360)	(75,668)

Foreign currency exchange effect on cash flows	(2,625)	(2,561)

Increase in cash and cash equivalents	17,258	18,018
Cash and cash equivalents at beginning of period	68,066	49,175

Cash and cash equivalents at end of period	$85,324	$67,193

*	Certain amounts in the consolidated statement of cash flows for the three months ended March 31, 2009 have been reclassified to conform to the presentation for the three months ended March 31, 2010.

Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958
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